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                                                                       EX-10.27

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                                  ARNOLD BARSKY

                                DOING BUSINESS AS

                                  A & C REALTY

                                                          Lessor

                                       and

                            ARCON COATING MILLS, INC.

                                                          Lessee


                         -----------------------------

                              AMENDED AND RESTATED
                               AGREEMENT OF LEASE

                         -----------------------------

                      Premises:         3067 New Street
                                        Oceanside, New York

                      Dated:            June 1, 1988


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

    1    Leased Property;  Fixed Term .....................................   1

    2    Representations of Lessor ........................................   2

    3    Basic Rent, etc. .................................................   2

         3.1   Basic Rent .................................................   2

         3.2   Basic Rent Net;  Manner of Payment .........................   2

    4    Additional Rent ..................................................   3

    5    Net Lease;  No Counterclaim, Abatement, etc. .....................   3

    6    Condition and Use of Property ....................................   3

    7    Maintenance and Repairs; Shoring, etc. ...........................   4

    8    Alterations and Additions, etc. ..................................   5

    9    Lessee's Equipment ...............................................   6

   10    Utility Services .................................................   7

   11    No Claims Against Lessor, etc. ...................................   7

         12.1   Indemnification by Lessee .................................   7

         12.2   Indemnification by Lessor .................................   8

         12.3   General Indemnity Provision ...............................   8

   13    Inspection, etc. .................................................   8

   14    Payment of Taxes, etc. ...........................................   9

         14.1   Definition of Taxes .......................................  10

         14.2   Apportionment of Taxes ....................................  10

   15    Compliance with Legal and Insurance
         Requirements, Instruments ........................................  10

   16    Liens, Easements, etc. ...........................................  10

   17    Permitted Contests ...............................................  11

   18    Insurance ........................................................  12

         18.1   Risks to be Insured .......................................  12

         18.2   Policy Provisions .........................................  13

         18.3   Delivery of Policies;  Insurance
                Certificates ..............................................  13

   19    Damage to or Destruction of Property .............................  13

         19.1   Lessee to Give Notice .....................................  13

         19.2   Restoration ...............................................  13


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Section                                                                     Page
-------                                                                     ----

        19.3   Right to Terminate ........................................   14

        19.4   Application of Insurance Proceeds .........................   14

   20   Taking of Property ...............................................   15

        20.1   Lessee to Give Notice; Assignment
               of Awards, etc. ...........................................   15

        20.2   Partial Taking ............................................   16

        20.3   Total Taking ..............................................   16

        20.4   Application of Awards, etc. ...............................   16

   21   Certificate of Lessee as to
        No Event of Default, etc. ........................................   17

   22   Right of Lessor to Perform
        Lessee's Covenants, etc. .........................................   18

   23   Assignments, Subleases, Mortgages, etc. ..........................   18

        23.1   Assignments, Subleases, etc. by Lessee ....................   18

        23.2   Assignments, Mortgages, etc. by Lessor ....................   20

        23.3   Subordination .............................................   21

        23.4   Attornment ................................................   21

        23.5   Non-disturbance of Lessee .................................   21

        23.6   Notices to Mortgagees by Lessee ...........................   22

   24   Events of Default; Termination ..................................   22

   25   Repossession, etc. ...............................................   24

   26   Reletting ........................................................   24

   27   Damages ..........................................................   24

        27.1   Termination of Lease Not to Relieve
               Lessee of Obligations .....................................   24

        27.2   Current Damages ...........................................   24

        27.3   Final Damages .............................................   25

   28   Default by Lessor ................................................   25

   29   Lessee's Waiver of Statutory Rights ..............................   26

   30   No Waiver ........................................................   26

   31   Remedies Cumulative ..............................................   26

   32   Modification, Acceptance of Surrender ............................   27

   33   No Merger of Title ...............................................   27


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Section                                                                     Page
-------                                                                     ----


   34   Options to Extend ................................................   27

        34.1   Extension .................................................   27

        34.2   Rent During the Extended Term .............................   28

        34.3   Determination of Fair Market Rental Value .................   28

   35   End of Lease Term ................................................   29

   36   Notices, etc. ....................................................   29

   37   Quiet Enjoyment ..................................................   30

   38   Limitation of Liability of Lessor ................................   30

   39   Miscellaneous ....................................................   31

   40   Unavoidable Delays ...............................................   31

   41   Consent ..........................................................   31

   42   Rights of Butler Funds ...........................................   31

        42.1   Notices ...................................................   31

        42.2   Notice of an Event of Default .............................   32

        42.3   Right to Cure Lessee's Default ............................   32

        42.4   No Termination, Amendment or Waiver .......................   32

        42.5   Acceptance of Butler's Performance ........................   32

   43   Definitions ......................................................   32

   44   Broker ...........................................................   36

   45   Right of First Refusal ...........................................   36


        Schedule A  --  DESCRIPTION OF THE LAND

        Schedule B  --  TITLE EXCEPTIONS

        Schedule C  --  BASIC RENT SCHEDULE


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

      THIS AMENDED AND RESTATED AGREEMENT OF LEASE (this "Lease"), dated as of the 1st day of June, 1988, by and between ARNOLD BARSKY doing business as A & C REALTY, with offices at 211 Causeway, Lawrence, New York 11559 (hereinafter referred to as "Lessor") and ARCON COATING MILLS, INC., a New York corporation having an office at 3067 New Street, Oceanside, New York 11572 (hereinafter referred to as "Lessee").

                                   WITNESSETH:

      WHEREAS, the Lessor and the Lessee are now the landlord and tenant, respectively, under a lease agreement dated April 1, 1986 (the "Old Lease") demising certain premises (herein the "Property"); and

      WHEREAS, the Lessee desires to sell and transfer all of the business and assets of the Lessee, including its interests under the Old Lease, as amended and restated by this Agreement, and Lessor has agreed to consent to the transfer of such interests provided the Old Lease is amended and restated in its entirety as hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, Lessor and Lessee hereby agree to amend, restate and supersede the Old Lease in its entirety, as follows:

            1. Leased Property; Fixed Term. Upon and subject to the conditions and limitations set forth below, Lessor leases to Lessee, and Lessee leases and rents from Lessor, the following property having a street address and commonly known as 3067 New Street, Oceanside, New York 11572 (the "Property"):

                  (a) The tract of land (the "Land") situate lying and being in the Town of Hempstead, County of Nassau, State of New York, more particularly described on Schedule A hereto.

                  (b) All buildings, improvements and structures now or hereafter located on the Land (or any portion thereof) and all facilities, fixtures, installations and equipment (including, without limitation, all private roadways, private sidewalks, parking facilities, heating, ventilating, air conditioning, plumbing and electrical equipment, lighting equipment, elevators, fire control and sprinkler systems, generators, security systems and waste removal systems) now or hereafter installed in or attached to any such buildings, improvements or structures; provided, however, the foregoing property demised hereunder does not include (i) any equipment, machinery, apparatus or other personal proper-ty of any kind or (ii) any Lessee's Equipment (defined hereinafter) located on or in such buildings, improvements or structures, all of such personal property and Lessee's Equipment being owned by Lessee (such of the Property as is demised under this clause (b) being hereinafter collectively referred to as the "Improvements"); and

                  (c) all rights of way or use, servitudes, licenses, easements, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to any of the foregoing.

      TO HAVE AND TO HOLD the Property for a fixed term of approximately ten
(10) years (the "Fixed Term") commencing on June 1, 1988, (the "Commencement Date") and expiring at midnight on the last day of the month in which the tenth anniversary of the date hereof occurs, unless sooner terminated as herein expressly provided or extended as provided in Section 34 of this Lease.

            2. Representations of Lessor. Lessor represents and warrants to the Lessee as follows, as of the date hereof: (i) Lessor has the right and authority to enter into this Lease and to perform the obligations on Lessor's part to be performed hereunder; (ii) Lessor's fee simple title to the Property is subject only to the matters set forth in Schedule B attached hereto and made a part hereof; (iii) a true and accurate copy of the Certificate of Occupancy for the Improvements is attached hereto as Exhibit A and such certificate is in full force and effect; (iv) Lessor has received no notice and has no knowledge of any violation of any Legal Requirement affecting the Property; and (v) the Property and its present use by Lessee does not violate or conflict with any covenants, conditions or restrictions applicable thereto or the Certificate of Occupancy. A material breach of any representation by Lessor shall be a default by Lessor hereunder.

            3. Basic Rent, etc.

                  3.1 Basic Rent. Net basic rental ("Basic Rent") shall be payable monthly on the first day of each month during the term of the Lease in the amounts specified on Schedule C annexed hereto. If this Lease shall commence on a day other than the first day of a month, the first monthly installment of Basic Rent shall be appropriately pro rated on a per diem basis.

                  3.2 Basic Rent Net; Manner of Payment. The Basic Rent and all other sums payable to Lessor hereunder shall be payable in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be paid to Lessor at Lessor's address set forth above or to such other person or address as Lessor from time to time may designate. The Basic Rent shall be net to Lessor so that this Lease shall yield to Lessor the full amount of the installments of Basic Rent throughout the term of this Lease without deduction or setoff, except as provided in this Lease.


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

            4. Additional Rent. Lessee will also pay, from time to time as provided in this Lease or on demand of Lessor, as additional rent (the "Additional Rent") (a) all amounts, liabilities, charges and obligations that Lessee herein assumes or agrees to pay other than Basic Rent, and (b) interest at the rate of twelve (12%) percent per annum on such of the foregoing amounts, liabilities and obligations as are payable by Lessee that are not paid when due and that Lessor shall have paid on behalf of Lessee, from the date of payment thereof by Lessor until paid by Lessee and on all overdue installments of Basic Rent and other sums payable under this Lease, from the due date thereof until payment. No interest on the foregoing amounts, however, shall be computed and applied to such amounts, except for installments of Basic Rent, unless and until
(i) Lessee shall have received a written notice from Lessor describing the nature and the extent of the payment due hereunder and (ii) a period of five (5) Business Days from the receipt of such notice shall have elapsed. In the event of any failure on the part of Lessee to pay any Additional Rent within five (5) Business Days of said Notice, Lessor shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the case of nonpayment of the Basic Rent. Lessor authorizes Lessee to make all payments of Additional Rent required by Lessor to be paid to persons other than Lessor. Upon payment in full of all sums payable as Additional Rent to persons other than Lessor, such payment shall be deemed to be the payment of Additional Rent to Lessor. On request, Lessee shall provide to Lessor such proof as Lessor shall reasonably require that the aforesaid payments as Additional Rent to persons other than Lessor shall have been paid. In case such person shall refuse to accept payment of such Additional Rent from Lessee, Lessee shall pay such Additional Rent directly to Lessor or its designee at the place where the Basic Rent is then payable and Lessee shall not be in Default if such person to whom payment by Lessee has been attempted fails or refuses to accept payment from Lessee. Notwithstanding anything set forth herein to the contrary, the term "Additional Rent" shall in no event be deemed to include any liquidated damages payable to Lessor by Lessee in the event of a default by Lessee of its obligations hereunder.

            5. Net Lease; No Counterclaim, Abatement, etc. This Lease is an absolutely net lease, and the Basic Rent, Additional Rent and all other sums payable hereunder shall be paid without notice, demand, counterclaim, setoff or deduction and without abatement, suspension, deferment, diminution or reduction except, with respect to all of the foregoing, as may be allowed by express provision of this Lease.

            6. Condition and Use of Property. Lessor represents and warrants to Lessee that, subject only to exceptions set forth in Schedule B, the Property is in good and clean order and in working condition suitable for Lessee's intended use. Lessee may use and occupy the Property only for any lawful purpose and will not do or, permit any act or thing that, subject to Sec-tion 17 hereof, is contrary to any Legal Requirement, Insurance Requirement or any Certificate of Occupancy now or hereafter applicable or issued with respect to the Improvements, or that may materially impair the value or utility of the Property or any part thereof, or that constitutes a public or private nuisance or waste of the Property or any part thereof.

            7. Maintenance and Repairs; Shoring, etc.

                  7.1 Except to the extent the responsibility of the Lessor under Section 7.2 hereof, Lessee at its sole expense will keep and maintain the Improvements, including, without limitation, all windows, doors, loading bay doors and shelters, trash compactors, plumbing, mechanical and electrical systems, heating, ventilating and air conditioning systems ("HVAC"), toilet and sanitary systems, and the adjoining sidewalks, curbs, driveways, parking areas and (to the extent located on the Land) streets and ways and all means of access to the Property and all Lessee's Equipment and the property of Lessee referred to in Section 1(b) (whether deemed realty or personal property under applicable law) in good and clean order and condition, and will promptly, at its own expense, make all necessary repairs, replacements and renewals, and all painting, thereof, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen and whether or not necessitated by wear, tear, obsolescence or defects. Notwithstanding Section 7.2 hereof, Lessee shall be responsible for all repairs or replacements interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Property, including the Improvements and Land and the facilities and systems thereof, the need for which arises out of (a) the performance or existence of any work or alterations made by Lessee after the Commencement Date, (b) the installation, use or operation of any Lessee's Equipment or any other property of Lessee in the Improvements, (c) the moving of any Lessee's Equipment or any other property of Lessee in or out of the Improvements, or (d) the act, omission, misuse or neglect of Lessee or any of its subtenants or its or their employees, agents, contractors or invitees. All repairs, replacements and renewals shall be at least equal in quality, utility and class to the original condition of the Property. Lessee at its expense will do or cause others to do all shoring of foundations and walls of any buildings or other improvements on the Property or of the ground adjacent thereto, and every other act, necessary or appropriate for the preservation and safety thereof, in each case if required in connection with any excavation or other building operation required of or undertaken by Lessee upon the Property or any adjoining property, whether or not the owner of the Property or any other Person shall, by any Legal Requirement or otherwise, be required to take such action or be liable for failure to do so.

                  7.2 Except to the extent the responsibility of Lessee as provided in the second sentence of Section 7.1, Lessor shall, within a reasonable period after receipt of notice from Lessee, make or cause to be made necessary repairs to or replace-ments of the foundation, the roof, outer walls, structural supports and other structural elements of the Improvements. The cost of such repairs or replacements paid for by Lessor shall be amortized over the useful life of the repair or replacements in accordance with generally accepted accounting practices consistently applied and shall be charged to Lessee as Additional Rent on an annual basis (in the event of disagreement, the amount of such annual charge shall be conclusively determined and certified to Lessor and Lessee by an independent certified public accountant consented to by Lessor and Lessee) for each year of the Fixed Term or any Extended Term of this Lease (if applicable) that falls within such useful life. Lessee shall pay any such charge within thirty (30) days of demand by Lessor.

                  7.3 Except as otherwise expressly provided in this Lease, Lessor shall have no liability to Lessee, nor shall Lessee's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Lessor's doing any repairs, maintenance, or changes which Lessor is required or permitted by this Lease, or required by Legal Requirements or Insurance Requirements, to make in or to any portion of the Property.

            8. Alterations and Additions, etc. Lessee at its sole expense may make reasonable alterations of and additions to the Improvements or any part thereof; provided, however, that Lessee obtains Lessor's prior written consent, which consent shall not be unreasonably withheld, and any such alteration or addition (a) shall not impair the general character of the Improvements or reduce the fair market value of any such Improvements below the fair market value of such Improvements immediately before such alteration or addition (assuming the Property was then being maintained in accordance with the terms of this Lease), (b) shall be effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements, Insurance Requirements and the provisions of Section 16 hereof, and (c) shall be fully paid for by Lessee upon its construction or installation on the Property, provided Lessee may contest, by appropriate legal proceedings conducted in good faith and with due diligence, any claims by contractors or subcontractors arising from any such alterations or additions, provided that Lessee shall have furnished to Lessor such security as Lessor may reasonably deem necessary to assure the ultimate payment of the contested amount. Lessee agrees to carry and will cause Lessee's contractors and subcontractors to carry such workman's compensation, general liability, personal and property damage insurance as Lessor may reasonably require. Lessee agrees to obtain and deliver to Lessor, to the extent available pursuant to law and current construction industry practices, written and unconditional waivers of mechanic's liens upon the Property for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers involved in such work. Without limiting the generality of the foregoing, any alteration or addition to the Improvements which is reasonably estimated to cost more than $250,000 (or which, when aggregated with the cost of all alterations and additions performed in respect of such Improvements during the immediately preceding twelve-month period, would require an aggregate expenditure of more than $250,000, shall be performed under the supervision of an engineer or architect reasonably acceptable to Lessor (but who may be, in either case, an employee of Lessee), pursuant to, and in accordance with, plans, specifications and cost estimates reviewed by, and reasonably acceptable to, Lessor, and, in addition, Lessee shall furnish to Lessor, prior to the commencement of each such alteration or addition, such security for the payment and performance of such work (including, but not limited to, payment and performance bonds) as Lessor or any Mortgagee shall reasonably require. In any event in which Lessee shall, or shall be required to, furnish Lessor with plans and specifications for any such alteration or addition, Lessor may engage, at Lessee's expense (which expense chargeable to Lessee shall not exceed five (5%) percent of the total cost of the proposed work), an architect or engineer to review such plans and specifications on Lessor's or any Mortgagee's behalf and, unless Lessor or any Mortgagee shall have sooner notified Lessee of its disapproval and its reasons therefor in reasonable detail, each such party shall be deemed to have approved such plans and specifications thirty (30) days after its receipt thereof. Without limiting the generality of the foregoing, any payment or performance bonds which may be required by Lessor (or any Mortgagee) in compliance with this Lease in connection with any such alteration or addition must be required by Lessor (or such Mortgagee) within (30) days after its receipt of the plans and specifications for such alteration or addition or such bonds shall be deemed waived. All alterations of and additions to the Improvements, other than Lessee's Equipment, shall immediately become the property of Lessor and shall constitute a part of the Property. Upon completion of any alteration or addition requiring the participation of a supervisory engineer or architect hereunder, Lessee shall deliver to Lessor a certificate of such supervising engineer and/or architect stating that, without material exception or condition, such alterations and additions were made substantially in accordance with the plans and specifications previously approved by Lessor (subject to reasonable change orders which, if substantial, shall have been approved previously by Lessor, such approval not to be unreasonably withheld). Upon termination of this Lease, Lessor will accept the Property as altered pursuant to the provisions hereof without any obligation upon Lessee to restore the Property to its former condition.

            9. Lessee's Equipment.

                  9.1 All moveable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, and the property of Lessee referred to in Section 1(b) (whether deemed realty or personal property under applicable law), whether or not attached to or built into the Proper-ty, which is now located on or installed in the Property or is hereafter placed on or installed in the Property by or for the account of Lessee without expense to Lessor and can be removed without structural damage to the Property, and all furniture, furnishings, and other movable personal property owned by Lessee and located now or hereafter in the Property (collectively, "Lessee's Equipment") shall be and shall remain the property of Lessee and may be removed by Lessee at any time during the Term; provided that if any of the Lessee's Equipment is removed, Lessee shall repair or pay the cost of repairing any damage to the Property resulting from the installation and/or removal thereof.

                  9.2 At or before the expiration of the Term of this Lease or within fifteen (15) days after the date of earlier termination of this Lease, Lessee shall remove from the Property all of the Lessee's Equipment (except such items thereof as Lessor shall have expressly permitted to remain, which property shall become the property of Lessor if not removed, and Lessee shall repair any damage to the Property resulting from any installation and/or removal of the Lessee's Equipment. Any items of the Lessee's Equipment which shall remain in the Property after the expiration of the Term of this Lease, or after a period of fifteen (15) days following an earlier termination date, may, at the option of Lessor, be deemed to have been abandoned, and in such case such items may be retained by Lessor as its property or disposed of by Landlord, without liability to Lessee, in such manner as Lessor shall determine at Lessee's expense.

            10. Utility Services. Lessee will pay or cause to be paid all charges of any nature for utilities, communications and other services rendered at the Property. Lessor shall not be required to furnish any services, utilities or facilities whatsoever to the Property.

            11. No Claims Against Lessor, etc. Nothing contained in this Lease shall constitute any consent or request by Lessor or any Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the performance of any labor or service or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor or any Mortgagee in respect thereof.

                  12.1 Indemnification by Lessee. Lessee will (to the full extent permitted by applicable law) protect, indemnify, defend and save harmless Lessor, any partner in Lessor, any partner in any partner in Lessor, and any officer, director or shareholder, beneficiary, employee, agent or representative of any of the foregoing and any Mortgagee of the Property from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any of them or against the Property or any interest of them therein by reason of the occurrence or existence of any of the following arising during the term of this Lease (but excluding any of the foregoing arising out of any condition existing or event occurring prior to the Commencement Date), except to the extent caused by the willful misconduct or gross negligence of any of them: (a) the use, occupancy or possession of the Property or any part thereof by the Lessee, its employees, invitees, subtenants, any assignee of this Lease, and any other lawfully claiming thereunder, provided that nothing contained herein shall require Lessee to pay any Taxes not required to be paid by Lessee under Section 14 hereof, (b) any accident, injury to or death of any person or persons or loss of or damage to property occurring on or about the Property, the Land or any part thereof or the adjoining sidewalks, curbs, driveways, streets or ways, if any, caused by the negligence or wrongful act or omission of Lessee or Lessee's agents, employees, assigns, subtenants, or contractors, (c) any failure on the part of Lessee to perform or comply with any of the material provisions of this Lease, or (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof for or on behalf of Lessee (and excluding repairs or replacements required of Lessor hereunder).

                  12.2 Indemnification by Lessor. Lessor will (to the full extent permitted by applicable law) protect, indemnify, defend and save harmless Lessee, any partner in Lessee, any partner in any partner in Lessee, any officer, director or shareholder of Lessee, any officer, director or shareholder of a shareholder of Lessee, and any beneficiary, employee, agent, representative or partner of any of the foregoing for any and all injury, loss or damage or claims for injury, loss or damage, of whatever nature, to any person or property caused by or resulting from any omission, wrongful act, gross negligence or negligence of Lessor or any failure of Lessor to perform its obligations hereunder.

                  12.3 General Indemnity Provision. Any party entitled to indemnification hereunder (an "Indemnified Party") shall give notice to the indemnifying party of the existence of any claim giving rise to the need for such indemnification within ten (10) Business Days after the date on which such Indemnified Party shall have obtained actual knowledge of such claim.

            13. Inspection, etc. Lessor and any Mortgagee and their respective authorized representatives may enter the Property or any part thereof at all reasonable times provided that no such entry shall be made without reasonable advance notice or shall unreasonably interfere with the conduct of Lessee's business, for the purpose of (a) inspecting the same or for the purpose of doing any work under Sections 7.2, 19, 20 and 22 hereof, and taking all such action thereon as may be reasonably necessary or appropriate for any such purpose (but nothing contained in this Section 13 shall create or imply any duty on the part of Lessor or any Mortgagee to do any such work), (b) posting notices of nonresponsibility for liens of mechanics, materialmen, suppliers or vendors,
(c) exhibiting the Property for the purpose of sale or mortgage or other financing, (d) at any time within eighteen (18) months prior to the expiration of the term of this Lease, exhibiting the Property for the purpose of lease, and (e) at any time after Lessee shall have abandoned the Property, displaying thereon advertisements for sale or letting. Lessor shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making any such inspection. No such entry in and of itself shall constitute an eviction of Lessee.

            14. Payment of Taxes, etc.

                  14.1 Definition of Taxes. Subject to the provisions of Section 17 hereof, Lessee will pay, as Additional Rent, throughout the Fixed Term and any Extended Term, directly to the appropriate taxing or other governmental authorities having jurisdiction, at least ten (10) days before any fine, penalty, interest or cost may be added for nonpayment, all taxes (including, without limitation, real estate taxes, or other property taxes and all sales, value added, use and similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof) installments of which become due during the term hereof, water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all interest, additions to tax and penalties thereon), that may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Property or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use, leasing, or possession of or activity conducted on, the Property or any part thereof or any gross receipts thereof or of the rent therefrom, but only to the extent that any such tax or assessment is of a nature that nonpayment thereof would result in a lien against the Land, the Property or any rent therefrom (all of the foregoing being hereinafter collectively referred to as "Taxes"). Notwithstanding the foregoing or any other provision of this Lease, Lessee shall not be required to pay any income, profits or revenue tax upon the income, gains or revenues of Lessor, nor any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Lessor, nor any interest, additions to tax or penalties in respect thereof. Upon request made by Lessor or any Mortgagee, Lessee shall furnish to Lessor official receipts or other proof reasonably satisfactory to Lessor evidencing payment of any Taxes in accordance with the requirements of this Section 14. If Lessor shall receive any notice of nonpayment of any Taxes, Lessor shall give prompt written notice thereof to Lessee; provided, however, that Lessor's failure to provide any such notice shall not reduce or otherwise affect any obligation of Lessee hereunder.

                  14.2 Apportionment of Taxes. Taxes relating to a fiscal period of the taxing authority, a part of which period is included within the term of this Lease and a part of which is included in a period of time before the commencement of, or after the expiration of, the term of this Lease (whether or not such Taxes shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Property, or shall become payable, during the term of this Lease) shall be apportioned upon execution of this Lease and at the expiration of the term of this Lease, so that Lessee shall pay Taxes only with respect to the term of this Lease.

            15. Compliance with Legal and Insurance Requirements, Instruments. Subject to the provisions of Section 17 hereof, Lessee at its expense will promptly (a) comply in all material respects with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall interfere with the use and enjoyment of the Property or any part thereof, and (b) procure, maintain and comply with all permits, licenses and other authorizations required for any use of the Property or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the Improvements and Lessee's Equipment or any part thereof. If any structural changes or additions are required to be made to the Property due to a change in Legal Requirements after the Commencement Date, Lessor shall perform same, and the cost thereof shall be amortized over the useful life of the change or addition in accordance with generally accepted accounting practices consistently applied and charged to Lessee as Additional Rent on an annual basis (in the event of disagreement the amount of such annual charge shall be conclusively determined and certified to Lessor and Lessee by an independent certified public accountant consented to by Lessor and Lessee) for each year of the Fixed Term or any Extended Term of this Lease (if applicable) that falls within such useful life. Lessee shall pay such charge within thirty (30) days of demand by Lessor.

            16. Liens, Easements, etc. (a) Subject to the provisions of Section 17 hereof, Lessee will not directly or indirectly create or permit to be created or to remain, and will discharge or provide suitable bond for, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Property or any part thereof or Lessee's interest therein, or the Basic Rent, Additional Rent or any other sum payable under this Lease, other than (i) this Lease and any assignment, sublease or mortgage permitted hereby, (ii) any lien affecting the Property resulting from any act or failure to act by Lessor or any Mortgagee (and no act or failure to act of Lessee or any Person claiming thereunder) or any liability or obligation on the part of Lessor or any Person claiming by, through or under Lessor, and (iii) any lien or encum-brance of record as of the date hereof. NOTICE IS HEREBY GIVEN THAT NEITHER LESSOR NOR ANY MORTGAGEE SHALL BE LIABLE FOR ANY LABOR, SERVICE OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE OR THE PROPERTY, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF, AND THAT NO MECHANIC'S LIEN OR OTHER LIEN SHALL BE ATTACHED TO OR AFFECT THE INTEREST OF LESSOR OR ANY MORTGAGEE IN AND TO THE PROPERTY OR ANY PART THEREOF.

                  (b) So long as no Event of Default has occurred and is continuing, Lessee may request from time to time and Lessor shall grant easements over the Property to utility companies for the purpose of providing utility services to existing or planned Improvements; provided, however, that no such utility easements shall materially lessen the value of such Property or materially impair the use thereof; and provided further, that the granting of such easements shall impose no cost or expense whatsoever upon Lessor or any Mortgagee.

            17. Permitted Contests. Lessee at its expense may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Taxes or lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Property or any part thereof or any claims of mechanics, materialmen, suppliers or vendors or lien therefor, and may withhold payment of amounts due with respect to the foregoing pending such contest; provided, however, that (a) such proceedings shall suspend the collection of such amount (b) neither the Property nor any part thereof or interest therein (or any sums payable hereunder) would be in any danger of being sold, forfeited or lost, nor would the use or occupancy of the Property (or any part thereof) be adversely affected, (c) Lessor shall not be in any danger of any civil or criminal liability by reason thereof and neither the Property nor any part thereof or interest therein (or any sums payable hereunder) would be subject to the imposition of any lien as a result of such failure, and (d) Lessee shall have either (i) paid the disputed amount under protest, or (ii) if the disputed amount exceeds $50,000, furnished to Lessor, a court of competent jurisdiction or other appropriate party such security as Lessor may deem reasonably necessary to insure the ultimate payment of the contested amount and to prevent the forfeiture of any sums payable to Lessor or any Mortgagee hereunder. Lessee shall give prompt written notice to Lessor of the commencement of any contest referred to in the preceding sentence, providing a reasonably detailed description thereof, and Lessor shall, at Lessee's expense, cooperate with Lessee with respect to any such contest. Lessee agrees that each such contest shall be promptly prosecuted to final conclusion, and Lessee shall indemnify, defend and save Lessor and any Mortgagee harmless from and against any and all losses, judgments, decrees and costs (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith. Lessee agrees that it will, promptly after final determination of each such contest, fully pay and discharge the amounts which shall finally be levied, assessed, charged or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses incurred in connection therewith, and perform all acts the performance of which shall be finally ordered or decreed as a result thereof.

            18. Insurance.

                  18.1 Risks to be Insured. Lessee, at its sole expense, will maintain throughout the Term of this Lease with insurers authorized to issue insurance in the State of New York and having an A.M. Best rating of "B+" or better or otherwise approved, in writing, by Lessor and any Mortgagee (a) insurance with respect to the Improvements against loss or damage by fire, lightning and other risks from time to time included under "all-risk" policies and against loss or damage by sprinkler leakage, water damage, collapse, vandalism and malicious mischief, in amounts sufficient to prevent Lessor and Lessee from becoming coinsurers of any loss under the applicable policies, and in any event in amounts not less than 100% of the actual replacement cost of the Improvements (initially determined as of the date on which such insurance is originally issued, and subsequently redetermined on the basis of an annual review of the actual replacement cost of the Improvements), as reasonably determined at the request of Lessor, and, at Lessee's expense, by the insurer or insurers issuing such insurance (the "Improvements Insurance"); (b) comprehensive general liability insurance against claims arising out of or connected with the possession, use, leasing, operation or condition of the Property in such amounts as are usually carried by persons operating similar properties in the same general locality but in any event with a combined single limit of not less than $1,000,000 for any single injury to a person and $3,000,000 for all claims with respect to property damage and personal injury and death with respect to any one occurrence; (c) insurance with respect to Lessee's Equipment, the other properties and business of Lessee against loss or damage of the kinds and in amounts from time to time customarily insured against by persons owning or using similar property; (d) workers' compensation insurance and (e) loss of rentals insurance in an amount equal to the aggregate of one-year's (i) Basic Rent, (ii) Taxes, and (iii) Premiums for all required insurance (the "Rent Insurance"). In addition, during any period of repair, alteration or addition to the Property such that existing insurance is inadequate or inappropriate, Lessee shall obtain and keep in effect Builder's Risk insurance in such amounts as shall be reasonably recommended by such insurance expert, or as Lessor shall reasonably request. The insurance required under this Section 18.1 may be subject to a deductible (the amount of which Lessee shall pay in the event of loss) and may be effected under a blanket policy or policies covering the Property and other property and assets not constituting part of the Property; provided, however, that, any such policy shall specify the portion of the total coverage of such policy or policies that is allocated to the Property and shall, in all other respects, comply with the requirements of this Section 18.

                  18.2 Policy Provisions. All insurance maintained by Lessee pursuant to Section 18.1 hereof shall (a) name Lessor, Lessee and any Mortgagee as insured parties to the extent of their insureable interests, (b) provide that all insurance proceeds for losses of less than $50,000 shall be adjusted by and be payable to Lessee to be used by Lessee, to the extent necessary, for Restoration, (c) provide, in the case of Improvements Insurance, that all insurance proceeds for losses of at least $50,000 shall be adjusted by Lessor and Lessee jointly and shall be payable to a Depository to be held in trust pursuant to the terms of this Lease, (d) include effective waivers by the insurer of all claims for insurance premiums against all loss payees and named insured parties (other than Lessee) and all rights of subrogation against any named insured party, (e) in the case of Rent Insurance, provide that all proceeds for losses shall be payable to Lessor, (f) provide that any losses shall be payable notwithstanding (i) any foreclosure or other proceeding or notice of sale relating to the Property or this Lease, or (ii) any change in the title to or ownership of the Property or any interest therein, (g) provide that if all or any part of such policy is cancelled, terminated or expires, the insurer will forthwith give written notice thereof to each named insured party and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after delivery to each named insured party and loss payee of written notice thereof, and (h) be reasonably satisfactory in all other respects to Lessor and any Mortgagee.

                  18.3 Delivery of Policies; Insurance Certificates. Lessee will deliver to Lessor and any Mortgagee promptly upon request, and in any event within thirty (30) days after the issuance of any renewal or substitute policies or any policy amendments or supplements, certificates of all insurance policies and any amendments or supplements thereto with respect to the Property that Lessee is required to maintain pursuant to this Section 18, together with evidence as to the payment of all premiums then due thereon, and (c) not later than thirty (30) days prior to the expiration of any policy, a certificate of the insurer evidencing the replacement or renewal thereof.

            19. Damage to or Destruction of Property.

                  19.1 Lessee to Give Notice. In case of any damage to or destruction of the Improvements, the Restoration of which is reasonably estimated to cost more than $25,000, Lessee will promptly give notice thereof to Lessor, generally describing the nature and extent of such damage or destruction and setting forth Lessee's best estimate of the cost of Restoration.

                  19.2 Restoration. Subject to Section 19.3, in case of any damage to or destruction of the Improvements, Lessee will, at its sole cost and expense, whether or not such damage or destruction shall have been insured, and whether or not the insurance proceeds shall be sufficient for the purpose, promptly commence and complete (subject to Unavoidable Delays) Restoration of such Improvements. The Lessee shall have no obligation to restore the Improvements if the damage or destruction has resulted from a risk not insureable under the form of "all risks" casualty policy generally available in New York State or if insurance proceeds sufficient to pay for all costs of Restoration are not made available by Lessor or Lessor's Mortgagee. In the event of such uninsured damage or destruction or unavailability of insurance proceeds, (i) Lessee may terminate this Lease by notice to the Lessor as in Section 19.3 provided and (ii) unless Lessee shall agree, at its sole cost and expense, to complete the Restoration, Lessor may terminate this Lease by notice to the Lessee as in Section 19.3 provided. The Basic Rent and all sums payable hereunder shall be abated or reduced as the case may be in the proportion that the damaged area of the Improvements bears to the total area of the Improvements, for the period from the date of the damage or destruction of the Improvements to the date such damage or destruction shall be substantially repaired; provided, however, should Lessee reoccupy and resume business in a portion of the Improvements during the period the repair work is taking place and prior to the date that the Improvements are substantially repaired or made tenantable, the Basic Rent and all sums payable hereunder allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Improvements bears to the total area of the Improvements, shall be payable by Lessee from the date of such occupancy.

                  19.3 Right to Terminate. If (a) the Improvements shall be totally damaged or destroyed by fire or other casualty during the last two years of the Term or, if the Term is extended, during the last two years of the Term as extended, or (b) the Improvements are damaged by fire or other casualty occurring at any other time during the Term of this Lease, which cannot reasonably be expected to be completed within one year after the date of such fire or casualty (any such damage or destruction described in clauses (a) and (b) hereinafter referred to as a "Total Destruction") then either party may terminate this Lease upon written notice given to the other within 60 days of the occurence of the Total Destruction, in which case, this Lease shall terminate on the 30th day following the giving of such notice. In the event either party shall elect to terminate this Lease, all insurance proceeds of the Improvements Insurance and Rent Insurance shall be paid to Lessor and Lessee shall pay to Lessor the amount of any deductible then in effect under any such insurance. No termination of this Lease pursuant to the terms hereof, however, shall release Lessee from any liabilities or obligations for Fixed Rent and Additional Rent hereunder accrued prior to the date of termination.

                  19.4 Application of Insurance Proceeds. Any compensation or insurance payment under the Improvements Insurance which is not in excess of $50,000 shall be paid directly to Lessee (if no Event of Default then exists hereunder) and shall be expended by Lessee in connection with the Restoration of the Property (with the balance of such proceeds, if any, being retained by Lessee upon the completion of such Restoration). Except as otherwise provided in Section 19.3 or this Section 19.4, all insurance proceeds payable on account of the Improvements Insurance (less the actual costs, fees and expenses incurred in connection with the collection thereof, for which the Person incurring the same shall be reimbursed from such proceeds) shall be applied or dealt with as follows:

                        (a) If the aggregate insurance proceeds received under the Improvements Insurance by reason of any single instance of damage or destruction shall be $50,000 or more, such insurance proceeds shall be paid over to a Depository for the benefit of Lessor, Lessee and any Mortgagee, as their respective interests may appear. Interest, if any, earned on insurance proceeds while held by the Depository shall be added to the amount of such insurance proceeds. All insurance proceeds so paid over to the Depository shall be held and disposed of as provided in this Section 19.4. The Depository shall hold all insurance proceeds deposited with it pursuant hereto and shall disburse the same from time to time to Lessee or as it may direct from time to time as Restoration progresses to pay (or reimburse Lessee for) the cost of Restoration, but only upon the written request of Lessee accompanied by evidence reasonably satisfactory to Lessor that (i) the sum requested has been paid or is then due and payable and is a proper item of such cost, (ii) there are no mechanic's or similar liens for labor or materials supplied in connection therewith (except those that will be discharged upon payment of such sum or those that are being contested in accordance with Section 17 hereof), and (iii) the remaining balance of such proceeds will be sufficient to pay 100% of the remaining cost of Restoration. The balance of such proceeds (if any) shall be paid to Lessee upon the completion of the Restoration. All such proceeds received or payable on account of a Total Destruction with respect to the Improvements, when Lessee exercised its option to terminate this Lease, shall, upon Lessee's termination of this Lease, be retained by Lessor and, in the event any deductible is then in effect with respect to such proceeds, Lessee shall reimburse Lessor in the amount of such deductible. All Restoration by Lessee shall be performed in accordance with the terms and conditions of Section 8 hereof.

                        (b) There shall be paid directly to Lessor and to other persons respectively entitled thereto under provisions of this Lease from time to time the proceeds of any Rent Insurance provided under Section 18.1 insofar as required in order to pay the Basic Rent, Taxes, Additional Rent and other charges payable by Lessee under this Lease.

            20. Taking of Property.

                  20.1 Lessee to Give Notice; Assignment of Awards, etc. In case of a Taking, or the commencement of any proceedings or negotiations that might result in a Taking, in respect of which the Restoration of the improvements is reasonably estimated to cost more than $50,000, Lessee will promptly give notice thereof to Lessor, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking that might result therefrom. Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any award or payment on account of any Taking and irrevocably authorizes and empowers Lessor, with full power of substitution, in the name of Lessee or otherwise, to file and prosecute what would otherwise be Lessee's claim for any such award or payment and to collect, receipt for and retain the same. Lessor does not, however, reserve to itself and Lessee does not assign to Lessor, any damages payable for Lessee's Equipment or other property of Lessee or any damages which are considered "special damages" to Lessee (including without limitation moving expenses and loss of business). The term "special damages" as used in this Section shall not be construed to include any damage to Lessee arising solely from Lessee's loss of its leasehold interest herein as the result of any Taking for which damages are payable. Lessee reserves the right to prosecute its own claim for its special damages or Lessee's Equipment or other property.

                  20.2 Partial Taking. In case of a Taking other than a Total Taking, (a) this Lease shall remain in effect as to the portion of the Property remaining immediately after such Taking, with abatement or reduction of Basic Rent, Additional Rent and all other sums payable hereunder, according to the nature and extent of the space lost, and (b) Lessor, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose, at its expense, will promptly commence and complete (subject to Unavoidable Delays) Restoration of the affected Improvements, except for any reduction in area of any Improvements caused by such Taking provided, however, that in case of a Taking for temporary use ("temporary use" being defined for all purposes herein as any taking for less than nine (9) consecutive months) Lessor shall not be required to effect any Restoration until such Taking is terminated.

                  20.3 Total Taking. (a) In case of the Taking of the Property in its entirety (or all of the Improvements located thereon) or the Taking (other than for temporary use) of such a substantial part of any Property (or the Improvements located thereon) that, in the good faith judgment of either Lessor or Lessee, either (i) the portion of such Property (or the Improvements located thereon) remaining after such Taking is (and after Restoration would be) unsuitable for use by the Lessee in the operation of its business, or (ii) Restoration of such Property (or the Improvements located thereon) is not economically feasible, either party may terminate this Lease upon thirty (30) days notice of its intention so to do, provided such notice is given within ninety (90) days of such Total Taking. Upon such termina-tion, all costs and rents due hereunder shall abate as of the date of the Taking.

                  20.4 Application of Awards, etc. All awards and payments received by or payable to Lessor on account of a Taking (less the actual costs, fees and expenses incurred in connection with the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment, together with any interest or other income earned on such awards from the investment thereof and any other interest paid on any such awards prior to disbursement hereunder) shall be paid and applied in accordance with this Lease as follows:

                        (a) All such awards and payments actually received on account of a Taking (other than a Total Taking based upon which Lessee shall have terminated the Lease) shall be applied as follows:

                              (i) Subject to subparagraph (ii) below, such
awards and payments shall be paid to a Depository and applied to pay the cost of the Restoration of the affected Property, such application to be effected by Lessor substantially in the same manner and subject to the same conditions as provided in Section 19.4 hereof with respect to insurance proceeds.

                              (ii) In case of a Taking for a temporary use, such
awards and payments shall be held and applied to the payment of Basic Rent and Additional Rent becoming due hereunder for the period of temporary use; provided, however, that if any portion of such awards and payments is made by reason of any damage to or destruction of any Property (or the Improvements thereon) during such Taking for temporary use, such portion shall be held and applied as provided in subparagraph (i) above after such Taking is terminated.

                              (iii) The balance, if any, of such awards and
payments not required to be held or applied in accordance with subparagraphs (i) and (ii) above, shall be paid to Lessor following completion of the Restoration.

                        (b) All such awards or payments received or payable on account of a Total Taking with respect to any Property (or the Improvements thereon) shall, upon termination of this Lease in accordance with the provisions of Section 20.3 hereof, be paid to and retained by Lessor.

            21. Certificate of Lessee as to No Event of Default, etc. In connection with a proposed transaction including the Property or a request to Lessor by a third party, Lessee will deliver to Lessor within fifteen (15) days following Lessor's request therefor (but in no event more often than three (3) times in any twelve-month period), (a) an Officers' Certificate stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (ii) the date to which the Basic Rent has been paid and that all Additional Rent payable on or before the date of such Officers' Certificate has been paid and/or the amounts, if any, of Basic or Additional Rent that have been set off or deducted pursuant to express provisions of this Lease, and (iii) that, to the best knowledge of the officers signing such certificate, no default or Event of Default exists hereunder or, if any such default or Event of Default exists, specifying the nature and period of existence thereof and what action Lessee is taking or has taken with respect thereto, and (b) such information with respect to Lessee and the Property or any part thereof as from time to time may reasonably be requested. Lessor shall do the same at the request of Lessee.

            22. Right of Lessor to Perform Lessee's Covenants, etc. If Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, Lessor, upon ten days prior written notice to Lessee (except in cases of emergency that threaten bodily injury or material property damage), but without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may enter upon the Property or any part thereof for such purpose and take all such action thereon as, in the reasonable opinion of Lessor, may be necessary or appropriate therefor. No such entry in and of itself shall constitute an eviction of Lessee. All payments so made by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith or in connection with the performance by Lessor of any such act shall constitute Additional Rent hereunder.

            23. Assignments, Sublease, Mortgages, etc.

                  23.1 Assignments, Subleases, etc. by Lessee. Lessee, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease nor underlet, nor suffer, nor permit the Property or any part thereof to be used or occupied by others without the prior written consent of Lessor in each instance, which consent shall not be unreasonably withheld. If this Lease be assigned, or if the Property or any part thereof be underlet or occupied by anybody other than Lessee, without the prior written consent of Lessor, Lessor may, after an Event of Default by Lessee, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as Lessee, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained. The consent by Lessor to an assignment or underletting shall not in any way be construed to relieve Lessee from obtaining the express consent in writing of Lessor to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Lessor's prior written consent in each instance, which further consent shall not be unreasonably withheld. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Section 23 shall be void.

                        (a) If Lessee shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Property, Lessee shall give notice thereof to Lessor which notice shall be accompanied by
(i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) days nor more than one hundred and eighty (180) days after the giving of such notice,
(ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Property, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, and (iv) an agreement by Lessee to indemnify Lessor against liability resulting from any claims that may be made against Lessor by any persons claiming any commission or similar compensation in connection with the proposed assignment or sublease.

                        (b) If Lessor consents to an assignment of this Lease, or in the case of an assignment to a Related Corporation (as defined hereinbelow) or otherwise, that assignment shall not be binding upon Lessor unless the assignee shall execute, acknowledge and deliver to Lessor (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Lessor, duly executed by Lessee, and (b) an agreement, in form and substance reasonably satisfactory to Lessor, duly executed by the assignee, whereby the assignee shall unconditionally bound by all of the terms, covenants and conditions of this Lease on Lessee's part to be observed or performed. If Lessor consents to a proposed subletting of the Property, or any part thereof, or in the case of a subletting to a Related Corporation, it shall be effective after the following further conditions have been fulfilled (i) the subletting shall be expressly subject to all of the obligations of Lessee under this Lease and, without limiting the generality of the foregoing, the written sublease agreement shall contain a provision that it is subject to all of the terms, covenants and conditions of this Lease and shall specifically provide that there shall be no further subletting of the sublet premises; and (ii) Lessor shall be furnished with an executed duplicate original of the sublease agreement within five (5) days after the date of its execution.

                        (c) In the event that the Lessee hereunder is a corporation, other than one whose shares are regularly and publicly traded on a recognized stock exchange in the United States, any change in the ownership of and/or power to vote the majority of the outstanding capital stock of Lessee, whether such change of ownership is by sale, assignment, merger, consolidation, operation of law or otherwise, shall be deemed an assignment of this Lease, which shall require the prior consent of Lessor as herein provided.

                        (d) Notwithstanding anything to the contrary contained in this Lease, provided that an Event of Default is not continuing, the original Lessee named herein shall have the right to assign this Lease or sublet all of the Property, without requiring the consent of the Lessor, to (i) the parent corporation of Lessee, (ii) a wholly-owned subsidiary of Lessee or of Lessee's parent corporation, (iii) an entity that acquires all or substantially all of the assets and business of the original Lessee named herein or of its parent corporation, or (iv) to a corporation into or with which Lessee is merged or consolidated in connection with or subsequent to the acquisition by such entity of 100% of all classes of Lessee's issued and outstanding capital stock (any such assignee or sublessee collectively, a "Related Corporation"). The right of the original Lessee named herein to assign this Lease or sublet the entire Property to a Related Corporation is conditioned upon (i) a certificate of Lessee that the transaction with the assignee or sublessee is in compliance with the conditions set forth in this subparagraph (d) shall have been delivered to the Lessor at least ten days prior to the effective date of any such transaction, (ii) Lessee or the surviving corporation, as the case may be, shall continue to be liable under this lease and (iii) Lessee and such assignee or sublessee shall have complied with the provisions of subparagraph (b) of Section
23.1 of this Lease.

                  23.2 Assignments, Mortgages, etc. by Lessor. The interest of Lessor in this Lease and in and to the Property or any part thereof may, at any time and from time to time, be sold, conveyed, assigned or otherwise transferred in compliance with Section 45 hereof, without the prior written consent of Lessee, and upon any such sale or conveyance of the Property as an entirety or any such assignment or other transfer (other than for the purpose of securing indebtedness) by any party Lessor of its interest in this Lease and in and to the Property, such party Lessor shall be completely relieved of and from any and all obligations not theretofore accrued under this Lease or otherwise with respect to the Property, and such party Lessor shall have no further obligations whatsoever to any party Lessee, except to the extent that any such obligation accrued prior to the date of such sale, conveyance, assignment or transfer, and Lessee shall thereupon look only to the then owner of Lessor's estate in the Property for the performance of any obligations of Lessor hereunder. Lessor may also from time to time mortgage or assign, by way of pledge or otherwise, any or all of the rights, in whole or in part, of Lessor under this Lease or in the Property to any Person as security for the indebtedness or other obligations of Lessor. From and after any such mortgage or assignment and to the extent provided in the instrument effecting such mortgage or assignment, (a) such Mortgagee may enforce any and all of the terms of this Lease to the extent so assigned as though such Mortgagee had been a party hereto, (b) after Lessee shall receive notice of such assignment, no action or failure to act on the part of Lessor shall adversely affect or limit any rights of such Mortgagee, (c) no such assignment shall constitute an assumption of any such obligations on the part of such Mortgagee, and (d) a copy of all notices, demands, consents, approvals and other instruments given by Lessee hereunder shall also be delivered to such Mortgagee, if such Mortgagee shall have provided Lessee with written notice of its address for such purposes.

                  23.3 Subordination. This Lease and the term, rights and leasehold estate of Lessee shall be subject and subordinate to any Mortgages, all renewals, modifications, consolidations, replacements or extensions of any such Mortgage, in all amounts and all advances thereon, in favor of the holder of any such Mortgage provided the Mortgagee in question has executed, acknowledged, and delivered the non-disturbance agreement referred to below. The provisions of this Section 23.3 shall be self-operative, and no further instruments of subordination shall be required by any such Lessor or Mortgagee. However, upon request of Lessor, Lessee shall at any time or times, execute, acknowledge and deliver to Lessor and the Mortgagee, without expense to Lessor, any instrument reasonably required by Lessor or required by the Mortgagee to confirm such subordination.

                  23.4 Attornment. At the request of the holder of any such Mortgage Lessee shall attorn to and recognize as Lessee's landlord hereunder such holder or successor. Upon such attornment this lease shall continue in full force and effect and as a direct lease between Lessee and such holder or successor except that such holder or successor shall not be (i) liable for any previous act or omission by Lessor under this Lease, (ii) bound by any previous modification of this Lease not expressly provided for herein unless such modification shall have been expressly approved in writing by such holder or successor, (iii) bound by any previous pre-payment of Basic Rent for a period greater than one month in advance made after Lessee has received notice of such mortgage or lease (exclusive of any Security Deposit hereunder) unless such prepayment shall have been expressly approved in writing by such holder or successor.

                  23.5 Non-disturbance of Lessee. Upon the execution of any Mortgage or renewal, modification, consolidation, replacement, or extension of any Mortgage described in Section 23.3, the Mortgagee shall execute, acknowledge and deliver to Lessee an agreement in recordable form to the effect that (a) in any action or proceeding to enforce the rights of the Mortgagee under the Mortgage or any document or instrument collateral there-to, Lessee and its subtenants, if any, will not be made parties defendant and the term, right and leasehold estate of Lessee or such subtenants, if any, shall not be affected, impaired or terminated by any such action or proceeding so long as there is no continuing Event of Default, (b) if the Mortgagee or its nominee or its designee shall become the owner of the fee of the Property (whether by foreclosure or by acceptance of a deed in lieu thereof or by any other means), it will acquire the same subject to all terms, covenants, and conditions of this Lease and shall accept performance of the obligations on Lessee's part to be performed under this Lease from Lessee, (c) the Mortgagee shall agree to apply and allow Lessor to apply condemnation and insurance proceeds in accordance with the provisions of this Lease and otherwise to allow Lessee the full exercise of its rights, under this Lease, and (d) notwithstanding any collateral assignment to the Mortgagee of the Basic Rent and Additional Rent under this Lease, so long as no default shall occur and continue uncured under the Mortgage, Lessor shall have the right to collect, retain and enjoy the Basic Rent and all Additional Rent payable to Lessor.

                  23.6 Notices to Mortgagees by Lessee. In the event of any act or omission by Lessor which would give Lessee the right to terminate this Lease or to claim a partial or total eviction, Lessee will not exercise such right unless and until it has given written notice of such act or omission to each Mortgagee (provided the name and address of such Mortgagee shall have been furnished to Lessee) and within twenty (20) days after Lessee gives such notice, any Mortgagee either (a) notifies Lessee that it will remedy the act or omission in question and a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice by the Mortgagee during which the Mortgagee, with reasonable diligence, has not commenced and is not continuing to remedy such act or omission or to cause it to be remedied or (b) fails to give such notice.

            24. Events of Default; Termination. The occurence of any one or more of the following events shall constitute an "Event of Default" (whatever the reason therefor, and whether voluntary or involuntary or by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any rule or regulation of any administrative or governmental body):

                  (a) if Lessee shall fail to pay any installment of Basic Rent, Additional Rent or other sum required to be paid by Lessee hereunder on the date the same becomes due and payable Lessor shall have given written notice to Lessee of such failure and such failure continues for more than five (5) Business Days after such notice; or

                  (b) if any Improvements Insurance or Rent Insurance shall be cancelled or terminated or shall expire (and if replacement insurance complying with the provisions of Section 18 hereof has not been effected prior to such cancellation, termination or expiration), or shall be amended or modified, except, in each case, as permitted by Section 18 hereof; or

                  (c) if Lessee shall fail to perform or comply with any term of this Lease (other than those referred to in clauses (a) and (b) above) or any term of any instrument related hereto pursuant to which Lessee undertakes obligations or makes agreements for the benefit of Lessor or any Mortgagee and, in any such case, such failure shall continue for more than thirty (30) days after written notice from Lessor; provided, however, that in the case of any such failure that is susceptible of being cured but that cannot with diligence be cured within such thirty (30) day period, if Lessee shall promptly commence to cure the same and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for a further period as shall be necessary for the curing thereof with diligence, but in no event for a period extending beyond one hundred eighty
(180) days after written notice from Lessor to Lessee of such nonperformance or noncompliance; or

                  (d) if the Property (or the Improvements located on the Property) shall be left vacant without maintenance and security for a period of thirty (30) consecutive days after notice from Lessor; or

                  (e) if Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (f) if an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undischarged and unstayed for a period of ninety (90) days, or if an order for relief shall be entered against Lessee under the federal bankruptcy laws as now or hereafter in effect.

                  If an Event of Default shall occur, Lessor may at any time thereafter, during the continuance of any such Event of Default, give a written termination notice to Lessee specifying a date (not less than five (5) days from the date on which such notice is given) on which this Lease shall terminate, and, on such date, the term of this lease shall terminate by limitation and/or rights of Lessee under this Lease shall cease. All reasonable costs and expenses incurred by and on behalf of Lessor (including, without limitation, reasonable attorneys fees and expenses) occasioned by any default by Lessee under this Lease shall constitute Additional Rent hereunder.

            25. Repossession, etc. If an Event of Default shall have occurred and be continuing, Lessor, whether or not the term of this Lease shall have been terminated pursuant to Section 24 hereof, may enter upon and repossess the Property or any part thereof by legal process, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all property therefrom. Lessor shall be under no liability for or by reason of any such entry, repossession or removal.

            26. Reletting. At any time or from time to time after the repossession of the Property or any part thereof pursuant to Section 25 hereof, whether or not the term of this Lease shall have been terminated pursuant to
Section 24 hereof, Lessor may (but shall be under no obligation to) relet the Property or any part thereof for the account of Lessee, in the name of Lessee or Lessor or otherwise, for such term or terms (which may be greater or less than the period that would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include rent concessions or free rent) and for such uses as Lessor, in its reasonable discretion, may determine, and may collect and receive the rents therefor. Lessor shall not be responsible or liable for any failure to relet the Property or any part thereof or for any failure to collect any rent due upon any such reletting.

            27. Damages.

                  27.1 Termination of Lease Not to Relieve Lessee of Obligations. No termination of the term of this Lease pursuant to Section 24 thereof, by expiration or by operation of law or otherwise, and no repossession of the Property or any part thereof pursuant to Section 25 hereof or otherwise, and, except as provided in Section 27.2 hereof, no reletting of the Property pursuant to Section 26 hereof or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

                  27.2 Current Damages. In the event of any such termination, repossession or reletting Lessee will pay to Lessor the Basic Rent and all Additional rent and other sums required to be paid by Lessee up to the time of such termination, repossession or reletting, and thereafter Lessee, for what would have been the remaining term of this Lease and, whether or not the Property or any part thereof shall have been relet, shall be lia-ble to Lessor for and shall pay to Lessor, as liquidated and agreed current damages for Lessee's default, (a) the Basic Rent and all Additional Rent and other sums that would be payable under this Lease by Lessee in the absence of such termination or repossession, plus (b) all reasonable expenses incurred by Lessor in connection with such termination and repossession and any reletting effected for the account of Lessee pursuant to Section 26 hereof (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration costs and expenses of preparing for such reletting), less (c) the proceeds, if any, of such reletting. Lessee will pay such current damages on the days on which the Basic Rent would have been payable under this Lease in the absence of such termination, repossession or reletting and Lessor shall be entitled to recover the same from Lessee on each such day.

                  27.3 Final Damages. At any time after any such termination or repossession, whether or not Lessor shall have collected any current damages as aforesaid, Lessor shall be entitled to recover from Lessee and Lessee will pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee's default and in lieu of all current damages beyond the date of such demand, an amount equal to the excess of (i) all past due Basic Rent and Additional Rent plus the present value of all Basic Rent and Additional Rent that would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligations under Section
27.3 hereof to pay current damages) for what would have been the unexpired term of this Lease in the absence of such termination, repossession or reletting, over (ii) the present value of the fair market rental for the Property at the date of such demand for what would have been the unexpired term of this Lease in the absence of such termination, repossession or reletting, which present value shall in each case be determined by the application of the discount factor of the Federal Reserve Bank of New York at the time of the demand plus one (1%) percent. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

            28. Default by Lessor. If Lessor shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed or shall default in the payment of any tax or other charge which is a lien upon the Property or in the payment of any installment of principal or interest upon any mortgage which shall be prior in lien to the lien of this Lease and if Lessor shall not cure such default within thirty (30) days after notice from Lessee specifying the default (or if such default cannot reasonably be cured within such thirty-day (30) period, then shall not within said thirty-day (30) period commence to cure such default and thereafter prosecute the curing of such default to completion with due dili-gence), Lessee may; at its option, without waiving any claim for damages or breach of agreement, at any time thereafter cure such default for the account of Lessor, and any amount paid or any contractual liability incurred by Lessee in so doing shall be deemed paid or incurred for the account of the Lessor, and Lessor agrees to reimburse Lessee therefor; provided that Lessee may cure any such default for the account of Lessor, as aforesaid, prior to the expiration of said thirty-day (30) period, but after said notice to Lessor, if the curing of such default prior to the expiration of said thirty-day (30) period is reasonably necessary to protect the Property or Lessee's interest therein, or to prevent a governmental fine, or to prevent injury or damage to persons or property or to permit Lessee to conduct its usual business operations in the Property. If Lessor shall fail to reimburse Lessee within thirty (30) days after notice for any amount paid for the account of Lessor hereunder, said amount may be deducted by Lessee from the next or any succeeding payments of rent due hereunder or any other amounts due from Lessee to Lessor.

            29. Lessee's Waiver of Statutory Rights. In the event of any termination of the term of this Lease pursuant to Section 24 hereof or any repossession of the Property or any part thereof pursuant to Section 25 hereof, Lessee, so far as permitted by law, waives (a) any right to a trial by jury in any proceeding or any matter in any way connected with this Lease, (b) any right of redemption, reentry or repossession, (c) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt, (d) the service of any notice of intention to reenter or to institute legal proceedings to that end otherwise required to be given under any present or future law, and (e) the rights under any present or future law to redeem the Property or to reenter or repossess the Property or to restore the operation of this Lease.

            30. No Waiver. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any other action on the same or any subsequent occasion.

            31. Remedies Cumulative. Each right, power and remedy of each party provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or attempted exercise by each party of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by each party of any or all such other rights, powers or remedies.

            32. Modification, Acceptance of Surrender. No modification, termination or surrender to Lessor of this Lease and no surrender of the Property or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by any representative or agent of Lessor, and no act by Lessor, other than such a written agreement and acceptance by Lessor, shall constitute an agreement thereto or acceptance thereof.

            33. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate by reason of the fact that the same Person may acquire, own or hold, directly or indirectly,
(a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and (b) the fee estate or any other leasehold estate in the Property or any part thereof or any interest in such fee estate or leasehold estate, and no such merger shall occur unless and until every Person having any interest in (i) this Lease or the leasehold or subleasehold estate created by this Lease, and (ii) the fee estate or any other leasehold or subleasehold estate in the Property or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

            34. Option to Extend.

                  34.1 Extension. Provided that an Event of Default is not continuing at the time the extension notice is given and at the termination date of the then current Fixed Term or Extended Term, Lessee named on the first page of this Lease, shall have the right, at its election, to extend the Fixed Term for an additional five-year period, commencing upon the expiration of the Fixed Term. Upon the expiration of such extended period, the Lessee named on the first page of this Lease shall have the right, at its election, to extend this Lease for a second five-year period, commencing upon the expiration of the first-extended period. Each of such five-year extensions shall be referred to herein as an "Extended Term." To exercise either extension right, Lessee shall give Lessor notice before the later to occur of (a) the date fifteen (15) months before the termination date of the then-current Fixed Term or Extended Term and (b) thirty (30) days after Lessor shall have delivered to Lessee a notice advising Lessee of the current extension option. Prior to the exercise by Lessee of said election under this paragraph to extend the Fixed Term, the expression "the term of this Lease" when used herein shall mean the Fixed Term, and, following the exercise by Lessee of any election to extend the term, the expression

"the term of this Lease" when used herein shall mean the final day of the respective Extended Term. Except as expressly otherwise provided in this Lease, all the agreements and conditions contained in this Lease shall apply to the Extended Term(s). If Lessee named herein shall give notice of the exercise of its election(s) under this paragraph in the manner and within the time provided aforesaid, and further provided that no Event of Default has occurred and is continuing on the termination date of the then-current Fixed Term or Extended Term, the term shall be extended without the requirement of any action on the part of Lessor.

                  34.2 Rent During the Extended Term. During any Extended Term, Lessee shall pay the Basic Rent in an amount per year equal to the annual fair market rental value of the Property, as such fair market rental value is determined pursuant to Section 34.3 below. Lessee shall have the right to revoke its exercise of any option to extend by giving notice to such effect to Lessor within (30) days after Lessor has delivered Lessor'se Fair Market Rental Value Estimate to Lessee. In addition during the Extended Term, Lessee shall continue to pay all Additional Rent and other sums payable hereunder through the Termination Date.

                  34.3 Determination of Fair Market Rental Value. For purposes of Section 34.2 hereof the Basic Rent shall be adjusted to an amount equal to the fair market rental value of the Property. Such fair market rental value shall be determined as follows:

                        (i) No later than thirty (30) days after the date Lessee gives to Lessor notice of the exercise of its election to extend the term of this Lease ("Lessee's Election Date"), Lessor shall notify Lessee in writing of Lessor's good faith estimate of such fair market rental value ("Fair Market Rental Value Estimate"). If Lessor fails to deliver Lessor's Fair Market Rental Value Estimate within said period, then: (a) Lessor shall deliver Lessor's Fair Market Rental Value Estimate as promptly as possible after the expiration of said period; (b) for each day by which Lessor's notice is delayed beyond said period, the effective date of the applicable rent adjustment under this Lease shall be delayed, and during such period of delay the Basic Rent shall continue at the same level as before such adjustment date; and (c) except as described in clause "b", such failure or delay shall not adversely affect either party's rights under this Lease.

                        (ii) Lessee may dispute Lessor's Fair Market Rental Value Estimate by giving written notice to Lessor (the "Dispute Notice") within thirty (30) days after Lessor has delivered Lessor's Fair Market Rental Value Estimate to Lessee. If Lessee should fail to revoke its exercise of the option to extend the term or to give a Dispute Notice within such 30-day period, the Rent stated in Lessor's Fair Market Rental Value Estimate shall be the Basic Rent for the Extend Term.

                        (iii) Enclosed with the Dispute Notice, Lessee shall furnish to Lessor its good faith estimate of the fair market rental value of the Property. For all purposes of this Section 34.3, "fair market rental value of the Property" shall mean the prevailing actual price [fixed rent for five (5) years] that a willing lessee would pay a willing lessor for space of a size similar to the Property, located in the same general neighborhood as the Property, for a five-year lease commencing on the day next following the termination date of the then-current Fixed Term or Extended Term and otherwise on the terms and conditions of the Lease (including pass-throughs), on the assumption that the Property was delivered to the hypothetical lessee in its then-current condition.

                        (iv) If Lessee and Lessor are unable to resolve any disputes as to the fair market rental value for the Property within thirty (30) days following the date Lessee gave Lessor its estimate of the fair market rental value of the Property, then Lessor and Lessee shall each select at their own cost and expense an Independent appraiser who shall be an M.A.I. appraiser with at least five (5) years' experience in the Long Island warehousing and light industrial real estate market. The two appraisers shall attempt to determine fair market rental value within twenty (20) days after being selected. If they cannot, then the two shall within ten (10) days choose a third appraiser having the same qualifications. Lessor and Lessee shall each pay one-half of the costs and fees charged by any third appraiser. If the two appraisers cannot agree on the third within ten (10) days, then Lessor or Lessee shall request the chairman, president or manager of the nearest office of the American Arbitration Association to provide a list of five (5) appraisers with the qualifications described. If Lessor and Lessee and their appraisers cannot agree upon the third appraiser to be chosen from such list, then the third appraiser shall be whichever appraiser was listed first by the American Arbitration Association. Lessor's appraiser and Lessee's appraiser shall select a figure which is their best estimate of the fair market rental value within fifteen (15) days after selection of the third appraiser. The third appraiser shall select whichever of such two figures he believes best reflects fair market rental value within fifteen (15) days after the first two appraisers have made their estimates. Such determination, made by the third appraiser, shall be deemed to be the fair market rental value of the Property. The decision of the appraisers shall be conclusive and binding upon the parties.

            35. End of Lease Term.

                  Upon the expiration or earlier termination of this Lease, Lessee, at its expense, shall quit and surrender to Lessor the Property in good order and condition, subject to ordinary wear and tear. Lessee shall be entitled to remove any of Les-see's Equipment or to leave any of such Equipment on the Property.

            36. Notices, Etc. All notices, consents, demands and requests (collectively "Notices" and individually, a "Notice") which are required or desired to be given by either party to the other shall be in writing. All notices by either party to the other shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, or overnight courier service, addressed to the other party at its address set forth above, or personally delivered to such address or at such other single address as it may from time to time designate in a notice to the other party. Notices which are served upon Lessor or Lessee in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder on the date on which such notice shall have been mailed or personally served as aforesaid.

            37. Quiet Enjoyment.

                  37.1 So long as no Event of Default shall occur and be continuing, Lessee (and any subtenant of Lessee permitted pursuant to the terms of this Lease) shall peaceably and quietly have, hold and enjoy the Property for the term hereof, subject, however, to all the terms of this Lease. Notwithstanding anything contained in this Lease to the contrary, it is specifically understood and agreed that Lessor shall not have any personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease. Nothing contained in this Section 37 shall prohibit Lessor or any Mortgagee, or their respective authorized representatives, from entering the Property at reasonable times to inspect the same.

                  37.2 The Lessor covenants and agrees with Lessee that Lessor will comply with the covenants, terms and conditions of any mortgages, security interests, leases or installment sales contracts which are now or which may hereafter, during the term of this Lease, be superior to this Lease. The covenant in this paragraph shall be construed as running with the land to and against subsequent owners and successors in interest and is not, nor shall it operate or be construed, as a personal covenant of Lessor, except to the extent of the Lessor's interest in the Property and only so long as such interest shall continue, and, thereafter, this covenant shall be binding only upon such subsequent owners and successors in interest of Lessor's interest under this Lease, to the extent of their respective interest, as and when they shall acquire the same, and only so long as they shall retain such interest.

            38. Limitation of Liability of Lessor. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of Lessor or any successor in interest of Lessor, or any partner, stockholder, officer, director or trustee of Lessor or any successor in interest of Lessor, with respect to any of the terms, covenants, and conditions of this Lease, and that Lessee and any persons claiming by, through or under Lessee shall look solely to the interest of Lessor or such successor in the Property or the leasehold state of Lessor or such successor in the Property for the satisfaction of each and every remedy of Lessee or such person in the event of any breach by Lessor or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of personal liability to be absolute and without any exception whatsoever.

            39. Miscellaneous. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, illegal or unenforceable under the provisions of any applicable law. If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. This Lease may be changed, waived, discharged or terminated only by an instrument in writing, signed by each of the parties hereto. Subject to Section 23 hereof, this Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Lease shall be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Lease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The terms, covenants, provisions and conditions of the Old Lease are amended, modified, and superceded in their entirety by the terms, covenants, provisions and conditions of this Lease.

            40. Unavoidable Delays. In the event of any Unavoidable Delays (as that term is defined in Section 43) under this Lease, the time of performance of the covenants and obligations under this Lease in question (which shall in no event include any requirement for the payment of a sum of money) shall automatically be extended for a period of time equal to the aggregate period of the Unavoidable Delays.

            41. Consent. Wherever this Lease provided that the consent of either party shall not be unreasonably withheld, the giving of such consent shall also not be unreasonably delayed.

            42. Rights of Butler Funds.

                  42.1 Notices. Lessor shall give to Senior Lending Associates I, L.P. and Mezzanine Lending Associates II, L.P. (herein collectively, the "Butler Funds") a copy of each notice required to be given to Lessee hereunder at the same time and in the same manner as said notice is required to be given to Lessee, and no such notice shall be deemed effective unless and until it is given to Butler Funds in accordance with Section 36 hereof. Any notice to the Butler Funds shall be sent to each Butler Fund, c/o Butler Capital Corporation, 767 Fifth Avenue, 6th Floor, New York, New York, Attention: Arthur W. Wadman, with a copy to Ropes & Gray, 225 Franklin Street, Boston, Massachusetts, 02110, Attention, R. Bradford Malt, Esq.

                  42.2 Notice of an Event of Default. Lessor shall give to the Butler Funds a copy of each notice of the occurrence of an Event of Default at the same time and in the same manner it is required to give notice of such Event or Default to Lessee, and no such notice of an Event of Default to Lessee, and no such notice of an Event of Default shall be deemed effective unless and until it is given to the Butler Funds.

                  42.3 Right to Cure Lessee's Default. If any Default occurs, as provided in Section 24 hereof, then upon receipt of notice thereof by the Butler Funds, the Butler Funds shall be entitled to (i) cure such Default within fifteen (15) days in the case of a Default in the payment of a sum of money or
(ii) cure such Default or take action designed to cure such Default within thirty (30) days in the case of any other Default, provided that the period within which such failure may be cured shall be extended for a further period as shall be necessary for the curing thereof with diligence, but in no event for a period extending beyond one hundred eighty (180) days after written notice from Lessor to the Butler Funds of such Default.

                  42.4 No Termination, Amendment or Waiver. No termination, except termination pursuant to Section 24 of this Lease, or amendment of this Lease, and no waiver by Lessee of any right, power or remedy arising from a breach of this Lease by Lessor, shall be effective unless the Butler Funds shall have given expressly in writing their consent to such termination, amendment or waiver.

                  42.5 Acceptance of Performance. Subject to the provisions of
Section 23.1 hereof, Lessor shall accept performance by the Butler Funds of any covenant, condition or agreement on Lessee's part to be performed hereunder with the same force and effect as though performed by Lessee.

                  42.6 Applicability. This Section 42 (and subsections 42.1 through 42.5 inclusive) shall only apply for such time or times during the term of this Lease that the Lessee or the Lessee's parent corporation is affiliated with or under the control of the Butler Funds or affiliates of the Butler Funds.

            43. Definitions. As used in this Lease, the following terms shall have the following respective meanings, applicable both to the singular and plural forms of the terms so defined:

      Additional Rent: the meaning specified in Section 4 hereof.

      Basic Rent: the meaning specified in Section 3 hereof and shall include CPI Rent computed in accordance with Schedule C attached hereto.

      Business Day: any day other than a day on which banking institutions in the State of New York are authorized by law to close.

      Date hereof or date hereof: means the Commencement Date.

      Depository: shall mean a bank or trust company with a capital and surplus of at least $100,000,000, having its principal office in the State of New York, selected by Lessee and approved by Lessor, which approval shall not be unreasonably withheld. All fees and expenses of any Depository (including attorneys' fees) shall be borne by Lessee.

      Event of Default: the meaning specified in Section 24 hereof.

      Extended Term: the meaning specified in Section 34 hereof.

      Fixed Term: the meaning specified in Section 1 hereof.

      Improvements: the meaning specified in Section 1 hereof.

      Indemnified Party: the meaning specified in Section 12 hereof.

      Insurance Requirements: all terms of any insurance policy required to be maintained hereunder covering Lessee or covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the property or any part thereof or any use or condition of the Property or any part thereof.

      Land: the meaning specified in Section 1 hereof.

      Legal Requirements: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities (including, without limitation, environmental protection, plan-ning and zoning authorities), agencies (and other governmental or quasigovernmental units, whether Federal, state, county, district, municipal, city or other), and any officials and officers thereof, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to Lessee with respect to the Property or to the Property or any part thereof (including any which may apply to the repair, use or maintenance of the Property or any part thereof), or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Property or any part thereof.

      Lessee: the person named as Lessee herein and, from and after any sale, assignment or other transfer of Lessee's interest in this Lease permitted pursuant to the provisions hereof, Lessee shall mean the owner at the time in question of Lessee's interest under this Lease.

      Lessee's Equipment: the meaning specified in Section 9.1 hereof.

      Lessor: the owner in fee simple of the Property, so that, in the event of any transfer of the Lessor' 5 entire interest in the Property, the transferor, grantor or assignor as the case may be, shall be and hereby is entirely relieved and freed of all of its obligations hereunder, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to perform and observe all obligations of the transferor, grantor or assignor hereunder whether then accrued or thereafter accruing.

      Mortgage: any mortgage granted from time to time in compliance with the provisions of Section 23 which are now liens on the fee title to the Property as the same may be renewed, modified, extended, consolidated and replaced, from time to time, provided that such renewals, modifications, extensions, consolidations and replacements have been made in accordance with and comply with the provisions of Section 23; each of the Mortgages is herein sometimes called a Mortgage and each of the holders thereof is herein sometimes called the "Mortgagee" and collectively the "Mortgagees."

      Officers' Certificate: with respect to any corporation other than a bank or trust company, a certificate signed by the President or a Vice President and by the Treasurer, Comptroller, Assistant Treasurer or Assistant Comptroller of such corporation and, with respect to any bank or trust company, a certificate signed by any officer thereof.

      Person: a corporation, an association, a partnership, an organization, a trust, an individual, a government or political subdivision thereof or a governmental agency.

      Property: the meaning specified in Section 1 hereof.

      Responsible Officer: the chairman or vice chairman of the board of directors or of any committee thereof, the president, the chief executive officer, or any vice president (whether or not designated by a word or a number of words added before or after the title "vice president"), the treasurer, the secretary or the general counsel of Lessee, or any other officer of Lessee now or hereafter customarily performing functions similar to those performed by any of the above designated officers and, in addition. when used with respect to any particular subject matter, any other officer of Lessee to whom such matter is referred because of such officer's knowledge of and particular familiarity with such subject matter.

      Restoration: in case of damage to or destruction or Taking of the Property (or any of the Improvements located thereon), the restoration, replacement or rebuilding of such Property (or such Improvements) as nearly as possible to its value, condition and character immediately prior to such damage. destruction or Taking, with such alterations and additions as may be made at Lessee's election pursuant to and subject to the conditions of
      Section 8 hereof, together with any temporary repairs and property protection which may be required pending completion of such work.

      Taking: a temporary or permanent taking by a government or political subdivision thereof or by a governmental agency or an authority or entity authorized to utilize powers similar to condemnation or eminent domain during the term hereof of all or any part of the Property, or any interest therein or right accruing thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Property or any part thereof. Such a taking shall be deemed to have occurred on the date on which Lessee shall be legally required to relinquish possession of the Property.

      Taxes: the meaning specified in Section 14 hereof.

      The Term (or term) of this Lease: the meanings specified in Section 34.1 hereof.

      Termination Date: the tenth anniversary of the last day of the month in which the Commencement Date occurs, unless sooner terminated as expressly provided in this Lease. However, if the term of this Lease is extended by Lessee's effective exercise of Lessee's right to extend the term, pursuant to the provisions of Section 34 of this Lease, then the Termination Date shall be changed to the last day of the then-current Extended Term (as defined in Section 34), unless the then-current Extended Term is sooner terminated as expressly provided in this Lease.

      Total Destruction: the meaning specified in Section 19.3 hereof.

      Total Taking: the meaning specified in Section 20.3 hereof.

      Unavoidable Delays: delays due to acts of God, governmental restrictions, enemy actions, civil commotion, fire, unavoidable casualty, strikes, shortages of supplies or other causes beyond the control of the party required to perform, but lack of funds shall not be deemed a cause beyond the control of any party hereto.

Various other words or terms which are defined in other Sections of this Lease shall have the meanings specified in such Sections for all purposes of this Lease, unless the context otherwise requires.

            44. Broker. Lessee and Lessor each represents and warrants to the other that it is not had any dealing with any realtors, brokers or agents in connection with the negotiation of this Lease and agrees to pay, and to hold the other harmless from any cost, expense or liability for any compensation, commission or charges claimed by any realtors, broker, or agents with whom it has dealt with in respect to this Lease and/or the negotiation hereof.

            45. Right of First Refusal. Provided that an Event of Default is not continuing, the original Lessee named herein shall have the right of first refusal to purchase the Property as hereinafter provided. If at any time during the Fixed Term or any Extended Term of this Lease Lessor shall desire to sell Lessor's fee simple interest in the Property to a person or entity other than the Lessee, Lessor shall deliver to the Lessee a written summary of all of the material terms of the proposed sale transaction (the "Term Sheet") with such person or entity accompanied by Lessor's offer to sell to the Lessee the Property under the same terms and conditions contained in the Term Sheet ("Lessor's Offer"). The Lessee will have a period of thirty (30) days after Lessee has received a copy of the Term Sheet and Lessor's Offer in which to accept, by written notice to the Lessor, Lessor's Offer. If Lessee elects to accept Lessor's Offer, Lessee shall give notice of its acceptance to the Lessor within such 30-day period and will close on the transaction at the office of the Lessor on a mutually acceptable date which date shall not be less than sixty (60) days no more than ninety (90) days after the Lessor and Lessee have entered into a formal contract in respect to the sale of the Property substantially on the terms set forth in the Term Sheet and Lessor and Lessee agree to negotiate in good faith and to enter into such contract within thirty (30) days after Lessor has received Lessee's written notice of acceptance of Lessor's Offer. If Lessee has not accepted Lessor's Offer within such 30-day period, Lessor's Offer shall be deemed to be declined as to that particular transaction only and Lessor will be free to sell the Property to the third party identified in the Term Sheet at a price and upon terms and conditions not less favorable to the Lessor than those set forth in the Term Sheet; provided, however, if the terms of the transaction are modified at any time after the Lessee has declined or is deemed to have declined the transaction, then the modified transaction must be resubmitted to the Lessee and the Lessee's right of first refusal will be applicable to the modified transaction. The right of first refusal shall not apply to a Taking. See Rider on page 37-A attached hereto and made a part hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the date first set forth above.


                                              LESSOR:

                                              A & C REALTY


                                              /S/ Arnold Barsky
                                              ----------------------------------
                                              Arnold Barsky

ATTEST:                                       LESSEE:

                                              ARCON MILLS, INC.


[Illegible]                                   By: /S/ Arnold Barsky
---------------------------------             ----------------------------------
                                              President

                               RIDER TO SECTION 45

Notwithstanding anything to the contrary or otherwise contained in this Section 45, the right of first refusal shall not apply to any transfer or proposed transfer of the Property to Members of the Immediate Family of Lessor. "Members of the Immediate Family" shall mean, with respect to any individual, each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any spouse, brother, sister or child, each trust created solely for the benefit of one or more of such Persons and each custodian or guardian of the property of one or more such Persons (in such Person's capacity as such custodian or guardian).


                                      37-A

                                   SCHEDULE A

ALL that certain plot, piece or parcel of land, situate, lying and being at Oceanside, in the Town of Hempstead, County of Nassau and State of New York, bounded and described as follows:

BEGINNING at a point on the southeasterly side of New Street, distant 207.75 feet northerly and easterly as measured along the southeasterly and southerly side of New Street from the corner formed by the intersection of said southeasterly side of New Street with the easterly side of Schweitzer Road and from said point of beginning;

RUNNING THENCE South 4 degrees 53 minutes West a distance of 100.00 feet;

THENCE South 85 degrees 07 minutes East a distance of 386.76 feet;

THENCE North 14 degrees 38 minutes East, a distance of 116.68 feet;

THENCE North 85 degrees 07 minutes West, a distance of 404.00 feet to the southeasterly side of New Street; and

RUNNING THENCE along the southeasterly side of New Street South 14 degrees 25 minutes 30 seconds West, a distance of 15.21 feet to the point or place of BEGINNING.

TOGETHER with an easement over the most southerly 11.5 feet, more or less, of the premises adjoining the above described premiss on the north for ingress and egress to and from New Street and the above described premises.

                                    EXHIBIT A

Certificate of Occupancy No. 116866, dated May 25, 1972, issued by the Department of Buildings, Town of Hempstead for the Improvements.

                                   Schedule B

                                Title Exceptions

      1. Declaration of Easement dated May 8, 1972 made by Point-Set Indoor Racquet Club, Inc. and recorded in the office of the Nassau County Clerk in Liber 8392, Page 246.

      2. Real Estate Taxes of the Town of Hempstead and the County of Nassau and any other taxes and assessments imposed by other taxing authorities for the year 1988 and years subsequent thereto.

      3. The state of facts shown on a survey of the Property made by John A. Robinson dated May 21, 1988.

      4. The matters set forth in the Certificate of Title No. 460-N-4070 (PLTS 66561-N) issued by First American Title Insurance Company of New York dated January 15, 1988 and redated to June 1, 1988.

                                   SCHEDULE C

                               BASIC RENT SCHEDULE

      Lessee covenants and agrees to pay to Lessor Basic Rent for the Property during the Fixed Term of this Lease in the annual amount of One Hundred Eighty-Six Thousand ($186,000) Dollars, in twelve (12) monthly installments of Fifteen Thousand Five Hundred ($15,500) Dollars, subject to the CPI Increases set forth hereinbelow.

      Lessee covenants and agrees to pay to Lessor Basic Rent for the Property during any Extended Term of this Lease in an amount per year to be determined pursuant to Section 34.3 of this Lease, subject to the CPI Increases set forth hereinbelow.

      Basic Rent payable during the Fixed Term and any Extended Term of this Lease shall be subject to the CPI Increase computed as follows. On each Anniversary Date (as hereinafter defined) the Basic Rent as of the Lease Date shall be increased by an amount equal to the CPI Increase (as herein defined) for such Anniversary Date, which increased Basic Rent shall be payable in equal monthly installments in advance on the first day of each month commencing on the first day of the month following the date on which the Lessor has submitted a statement to Lessee setting forth any CPI Increase in the Basic Rent that may be due, and the first such payment shall include any increases due pursuant to this paragraph for any month or months between the Anniversary Date and the date of Lessor's statement. In no event shall the calculations referred to in this paragraph serve to reduce the Basic Rent below the Basic Rent payable on the day prior to the Anniversary Date. Within ten days after any written request of Lessor, Lessee will enter into a modification of this Lease with Lessor, setting forth the new Basic Rent as increased by the CPI Increase and the date it commences pursuant to the provisions of this paragraph. The term "Basic Rent" shall be deemed to include the CPI Increase, when applicable.

      "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers (CPI-U), New York, New York/Northeastern New Jersey, all items, now issued by the Bureau of Labor Statistics (the "BLS") of the United States Department of Labor. In the event that the Consumer Price Index is not available, the successor or substitute index published by the BLS shall be used for the computations herein set forth. In the event that the Consumer Price Index or such successor or substitute index is not published, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used for the computations herein set forth.

      "Lease Date" shall mean the date of this Lease, except during any Extended Term for which Basic Rent has been determined pursuant to Section 34.3 of this Lease, it shall mean the first day of such Extended Term.

      "Anniversary Date". shall mean the second anniversary of the Commencment Date and each biennial anniversary thereafter during the Fixed Term and the Extended Term, if any.

      "CPI Increase shall mean an amount equal to the product of (i) a fraction, the numerator of which is the difference between the Consumer Price Index for the first day of the month immediately preceding the Anniversary Date as to which the computation is made and the Consumer Price Index for the Lease Date, and the denominator of which is the Consumer Price Index for the Lease Date, multiplied by (ii) the annual Basic Rent as of the Lease Date.

                             OCCUPANCY CERTIFICATE               Date 5/25/72
                            DEPARTMENT OF BUILDINGS
                            TOWN OF HEMPSTEAD, N.Y.              Fee $ No Fee


THIS CERTIFIES that the building located on Section 43 Block No. 194

Lot p/of 105      ZONE Bus

Location S/E/ of New St. & Tupper Road Oceanside, N.Y.

authorized by Building Permit No. 7003861        Dated 12/18/1970

with a declared construction cost of $152,000.00 conforms substantially to the requirements of the Building Zone Ordinance and Building Code of the Town of Hempstead, New York, as applying to buildings of its class and kind.

Permitted Occupancy  Industrial and Commercial use

This certificate issued to Oceanside Gardens

Owner of the aforesaid building

Address   335 Central Ave. Lawrence

Official House Number   New Street

                                                       DEPARTMENT OF BUILDINGS
                                                       Town of Hempstead, N.Y.


No. 116866                                       /s/ Bert A. Mayer
                                                 ------------------------------
                                                          Commissioner

SUBJECT TO CONDITIONS, IF ANY, AS LISTED ON REVERSE SIDE HEREOF